TerrAscend Reports Third Quarter 2024 Financial Results

Net Revenue of $74.2 million and Gross Profit Margin of 48.8%

9th consecutive quarter of positive Cash Flow from continuing operations and fifth consecutive quarter of positive Free Cash Flow1

Closed on a senior secured term loan for gross proceeds of $140 million carrying an interest rate of 12.75%, maturing in August 2028, and containing no warrants or prepayment penalties

Announced today the signing of definitive agreement to enter Ohio market through the acquisition of a well situated, profitable dispensary

TORONTO, November 6, 2024 - TerrAscend Corp. (“TerrAscend” or the “Company”) (TSX: TSND, OTCQX: TSNDF), a leading North American cannabis company, today reported its financial results for the third quarter ended September 30, 2024. All amounts are expressed in U.S. dollars and are prepared under U.S. Generally Accepted Accounting Principles (“GAAP”), unless indicated otherwise. The financial results of the Company include all entities that are consolidated in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 (the “Consolidated Entities”). Any references in this press release to TerrAscend or the Company include references to the Company and the Consolidated Entities.

The following financial measures are reported as results from continuing operations due to the shutdown of the Company’s licensed producer business in Canada, which is reported as discontinued operations through September 30, 2023. All historical periods have been restated accordingly.

Third Quarter 2024 Financial Highlights

●
Net Revenue was $74.2 million, compared to $77.5 million in Q2 2024.
●
Gross Profit Margin was 48.8%, compared to 48.6% in Q2 2024.
●
GAAP Net loss from continuing operations was $21.4 million, compared to a net loss of $6.2 million in Q2 2024.
●
EBITDA from continuing operations1 was $6.6 million, compared to $18.6 million in Q2 2024.
●
Adjusted EBITDA from continuing operations1 was $13.7 million, compared to $15.6 million in Q2 2024.
●
Adjusted EBITDA Margin from continuing operations1 was 18.5%, compared to 20.2% in Q2 2024.
●
Net Cash provided by continuing operations was $1.8 million.
●
Free Cash Flow1 was $1.5 million.

“Our core business was solid during the third quarter as we maintained leading positions in our key markets, including the #1 market share position in New Jersey. Importantly, the third quarter marked our ninth consecutive quarter of positive cash flow from continuing operations and the fifth consecutive quarter of positive free cash flow. Our consistent positive cash flow generation supports our ability to execute our growth strategy, which includes aggressive pursuit of M&A,” stated Jason Wild, Executive Chairman of TerrAscend. “To that end, I am pleased that today we announced the signing of a definitive agreement, which enables us to enter Ohio through the acquisition of a well situated and profitable dispensary. Our intention is to assemble a leading retail footprint in Ohio by acquiring high-quality stores, just as we did in Maryland. From a regulatory perspective, we are looking forward to the upcoming DEA hearing concerning the proposed rescheduling of cannabis, and the upcoming oral arguments in the David Boies lawsuit against U.S. Attorney General Garland seeking equal treatment for legal, state regulated cannabis businesses.”

Financial Summary Q3 2024 and Comparative Periods (Refer to the Company’s 10Q for further details)

All figures are restated for the Canadian business recorded as discontinued operations through Q3 2023.

(in millions of U.S. Dollars)	Q3 2024	Q2 2024
Revenue, net	74.2	77.5
Quarter-over-Quarter	-4.3%

Gross profit	36.2	37.7
Gross profit margin	48.8%	48.6%

General & Administrative expenses	31.6	24.1
Share-based compensation expense (included in G&A expenses above)	4.3	2.0
G&A as a % of revenue, net	42.6%	31.1%

Net loss from continuing operations	(21.4)	(6.2)

EBITDA from continuing operations	6.6	18.6

Adjusted EBITDA from continuing operations[1]	13.7	15.6
Adjusted EBITDA Margin from continuing operations[1]	18.5%	20.2%

Net cash provided by operations - continuing operations	1.8	13.1

Free Cash Flow[1]	1.5	11.7

1. EBITDA from continuing operations, Adjusted EBITDA from continuing operations, Adjusted EBITDA Margin from continuing operations, and Free Cash Flow are non-GAAP measures defined in the section titled “Definition and Reconciliation of Non-GAAP Measures” below and reconciled to the most directly comparable GAAP measure, at the end of this release.

Third Quarter 2024 Business and Operational Highlights

•
Achieved 9th consecutive quarter of positive cash flow provided by continuing operations and 5th consecutive quarter of positive free cash flow1.
•
Maintained #1 market share position in New Jersey through the third quarter of 2024, according to BDSA.
•
Grew wholesale revenue in Maryland by 26% quarter-over-quarter.
•
Nearly doubled gross margin in Maryland from 25% at the end of 2023 to nearly 50% in the third quarter of 2024.
•
Closed on a senior secured term loan for gross proceeds of $140 million carrying an interest rate of 12.75%, maturing in August 2028, and containing no warrants or prepayment penalties.
•
The Board of Directors authorized the Company to commence a stock repurchase program to repurchase up to $10 million of the Company’s common shares.
•
Completed a multi-year implementation of an enterprise resource planning (ERP) tech stack, which is designed to establish a solid foundation from which to grow organically and expand through M&A.

Subsequent Events:

•
Signed definitive agreement to enter the Ohio market through the acquisition of a well situated and profitable dispensary.
•
Statute of limitations for the Company’s 2020 tax filing expired which will enable the Company to remove the uncertain tax position on its balance sheet related to a refund in the amount of $8.4 million.

Third Quarter 2024 Financial Results

Net revenue for the third quarter of 2024 was $74.2 million as compared to $77.5 million for the second quarter of 2024. This decrease was mainly due to declines in wholesale revenue in New Jersey and retail revenue in Michigan, partially offset by 26% wholesale growth in Maryland.

Gross profit margin for the third quarter of 2024 was 48.8% as compared to 48.6% in the second quarter of 2024 and 48.0% in the first quarter of 2024. This positive trend throughout the year was driven by improvements in Maryland, while margins have remained relatively stable in Pennsylvania, New Jersey, and Michigan.

General & Administrative expenses (G&A) for the third quarter of 2024 were $31.6 million as compared to $24.1 million in the second quarter of 2024. Excluding stock based compensation expense, and two one-time items which occurred in the second quarter of 2024, G&A expenses were flat quarter-over-quarter. These one-time items include a reversal of bad debt and insurance recovery proceeds totaling $5.0 million.

Net loss from continuing operations for the third quarter of 2024 was $21.4 million, compared to a net loss of $6.2 million in the second quarter of 2024. The sequential increase in net loss was driven by a $1.9 million reduction in Adjusted EBITDA from continuing operations as well as several one-time non-cash accounting items totaling $13 million, which include a reversal of bad debt expense in the second quarter of 2024, a gain on termination of a lease in the second quarter of 2024, a change in accounting for stock based compensation expense, a loss on extinguishment of debt related to the Company’s recent refinancing, and a loss on fair value of derivative liabilities.

Adjusted EBITDA from continuing operations for the third quarter of 2024 was $13.7 million, or 18.5% of revenue, as compared to $15.6 million, or 20.2% of revenue, in the second quarter of 2024. The reduction in Adjusted EBITDA from continuing operations was driven by the decline in revenue quarter-over-quarter.

Balance Sheet and Cash Flow

Cash and cash equivalents, including restricted cash, were $27.2 million as of September 30, 2024, compared to $30.5 million as of June 30, 2024. Net cash provided by continuing operations was $1.8 million for the third quarter of 2024. This positive result represented the Company’s ninth consecutive quarter of positive cash flow from continuing operations. Capex spending was negligible in the quarter. Free cash flow was $1.5 million in the third quarter, representing the Company’s fifth consecutive quarter of positive free cash flow.

During the quarter, $2.9 million was distributed to the Company’s New Jersey minority partners and the Company paid down $1.0 million of debt, excluding debt retired as part of the Company’s senior secured term loan with FocusGrowth.

On August 1st, the Company closed on a senior secured term loan (the “Loan”) for total gross proceeds of $140 million from funds managed by FocusGrowth Asset Management, LP (“FocusGrowth”), a leading capital provider to the cannabis sector, along with other members of a loan syndicate. The Loan included an initial draw of $114 million in gross proceeds by certain of the Consolidated Entities in Pennsylvania, Maryland and California, followed by a second draw of $26 million in gross proceeds completed in September 2024 by the Consolidated Entities in Michigan. The Loan carries an interest rate of 12.75%, matures in August 2028, contains no prepayment penalties, and is guaranteed by the Company and TerrAscend USA, Inc. No warrants were issued as part of the Loan. The net proceeds were used to retire the Company’s existing indebtedness in Pennsylvania and Michigan.

On August 20th, the Company announced commencement of a share repurchase program (“Share Repurchase Program”) to repurchase up to $10 million of the Company’s common shares (“Shares”), from time to time over a 12-month period. The Share Repurchase Program became effective on August 22, 2024, and remains in effect through August 21, 2025. During the third quarter of 2024, the Company repurchased 107,400 Shares for an aggregate repurchase price of $133 thousand. There is currently approximately $9.87 million remaining available under the Share Repurchase Program.

As of November 5, 2024, there were approximately 369 million basic shares of the Company issued and outstanding, including 292 million common shares, 13 million preferred shares, as converted, and 63 million exchangeable shares. Additionally, there are 44 million warrants and options outstanding at a weighted average price of $3.78.

Conference Call

TerrAscend will host a conference call today, November 6, 2024, to discuss these results. Jason Wild, Executive Chairman, Ziad Ghanem, President and Chief Executive Officer, and Keith Stauffer, Chief Financial Officer, will host the call starting at 5:00 p.m. Eastern time. A question-and-answer session will follow management's presentation.

Date:	Wednesday, November 6, 2024
Time:	5:00 p.m. Eastern Time
Webcast:	https://app.webinar.net/9j6aMNoEX1d
Dial-in Number:	1-888-510-2154
Replay:	1-289-819-1450 or 1-888-660-6345 Available until 12:00 midnight Eastern Time Wednesday, November 20, 2024 Replay Entry Code: 37705#

Financial results and analyses are available on the Company’s website (www.terrascend.com), the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) (www.sec.gov), and SEDAR+ (www.sedarplus.ca).

The Toronto Stock Exchange (“TSX”) has neither approved nor disapproved the contents of this news release. Neither the TSX nor any securities regulator accepts responsibility for the adequacy or accuracy of this release.

About TerrAscend

TerrAscend is a leading TSX-listed cannabis company with interests across the North American cannabis sector, including vertically integrated operations in Pennsylvania, New Jersey, Maryland, Michigan and California through TerrAscend Growth Corp. and retail operations in Canada through TerrAscend Canada Inc. TerrAscend operates The Apothecarium, Gage and other dispensary retail locations as well as scaled cultivation, processing, and manufacturing facilities in its core markets. TerrAscend’s cultivation and manufacturing practices yield consistent, high-quality cannabis, providing industry-leading product selection to both the medical and legal adult-use markets. The Company owns or licenses several synergistic businesses and brands including Gage Cannabis, The Apothecarium, Cookies, Lemonnade, Ilera Healthcare, Kind Tree, Legend, State Flower, Wana, and Valhalla Confections. For more information visit www.terrascend.com.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Cannabis remains a Schedule I drug under the US Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute, or possess cannabis in the United States. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable US federal money laundering legislation.

While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve TerrAscend of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against TerrAscend. The enforcement of federal laws in the United States is a significant risk to the business of TerrAscend and any proceedings brought against TerrAscend thereunder may adversely affect TerrAscend's operations and financial performance.

Forward Looking Information

This news release contains “forward-looking information” within the meaning of applicable securities laws. Forward-looking information contained in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions, and include statements with respect to the Company’s expectations regarding liquidity and the impact of its refinancing; the Company’s ability to execute on its growth strategy, including the pursuit of expansion opportunities through M&A; the Company’s potential expansion into other markets, including Ohio; and the Company’s expectations regarding U.S federal regulatory reform. Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, current and future market conditions; risks related to federal, state, provincial, territorial, local and foreign government laws, rules and regulations, including federal and state laws in the United States relating to cannabis operations in the United States; and the risk factors set out in the Company’s most recently filed MD&A, filed with the Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.ca and in the section titled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2024, as updated by its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 to be filed with the SEC.

The statements in this press release are made as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking information, whether, as a result of new information, future events, or results or otherwise, other than as required by applicable securities laws.

Definition and Reconciliation of Non-GAAP Measures

In addition to reporting the financial results in accordance with GAAP, the Company reports certain financial results that differ from what is reported under GAAP. Non-GAAP measures used by management do not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other companies. The Company believes that certain investors and analysts use these measures to measure a company’s ability to meet other payment obligations or as a common measurement to value companies in the cannabis industry, and the Company calculates: (i) EBITDA from continuing operations and Adjusted EBITDA from continuing operations as net loss, adjusted to exclude provision for income taxes, finance expenses, depreciation and amortization, share-based compensation, loss on extinguishment of debt, loss (gain) from revaluation of contingent consideration, loss (gain) on disposal of fixed assets, impairment of property and equipment and right of use assets, bad debt recovery, unrealized and realized loss on investments, (gain) loss on lease termination and derecognition of finance lease, unrealized and realized foreign exchange (gain) loss, (gain) loss on fair value of derivative liabilities and purchase option derivative assets, Employee Retention Credits and Transfer Fee, and certain other items, which management believes is not reflective of the ongoing operations and performance of the Company, (ii) Free Cash Flow as net cash provided by operating activities from continuing operations as presented in the Consolidated Statements of Cash Flows, less capital expenditures for property and equipment, and (iii) General & Administrative expenses to General & Administrative expenses excluding stock-based compensation, bad debt and insurance recovery. Such information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The Company believes this definition is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of the Company’s underlying business performance and other one-time or non-recurring expenses.

For more information regarding TerrAscend:

Keith Stauffer

Chief Financial Officer

ir@terrascend.com

855-837-7295

TerrAscend Corp.

Consolidated Balance Sheet

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	At	At
	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$26,636	$22,241
Restricted cash	606	3,106
Accounts receivable, net	17,569	19,048
Investments	1,751	1,913
Inventory	51,424	51,683
Prepaid expenses and other current assets	7,720	4,898
Total current assets	105,706	102,889
Non-current assets
Property and equipment, net	190,526	196,215
Deposits	284	337
Operating lease right of use assets	42,061	43,440
Intangible assets, net	210,699	215,854
Goodwill	106,929	106,929
Other non-current assets	725	854
Total non-current assets	551,224	563,629
Total assets	$656,930	$666,518

Liabilities and shareholders' equity
Current liabilities
Accounts payable and accrued liabilities	$46,381	$49,897
Deferred revenue	4,969	4,154
Loans payable, current	7,701	137,737
Contingent consideration payable, current	2,546	6,446
Operating lease liability, current	2,431	1,244
Derivative liability, current	756	—
Lease obligations under finance leases, current	1,821	2,030
Corporate income tax payable	11,075	4,775
Other current liabilities	775	717
Total current liabilities	78,455	207,000
Non-current liabilities
Loans payable, non-current	182,578	61,633
Operating lease liability, non-current	43,103	45,384
Lease obligations under finance leases, non-current	—	407
Derivative liability, non-current	1,727	5,162
Convertible debt	8,604	7,266
Deferred income tax liability	16,189	17,175
Contingent consideration payable, non-current	1,827	—
Liability on uncertain tax position and other long term liabilities	117,331	81,751
Total non-current liabilities	371,359	218,778
Total liabilities	449,814	425,778
Commitments and contingencies
Shareholders' equity
Share capital
Series A, convertible preferred stock, no par value, unlimited shares authorized; 12,350 and 12,350 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Series B, convertible preferred stock, no par value, unlimited shares authorized; 600 and 600 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Exchangeable shares, no par value, unlimited shares authorized; 63,492,038 and 63,492,038 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Common shares, no par value, unlimited shares authorized; 292,394,258 and 288,327,497 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Treasury stock, no par value; 107,400 and nil shares outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Additional paid in capital	950,554	944,859
Accumulated other comprehensive income	2,166	1,799
Accumulated deficit	(746,665)	(704,162)
Non-controlling interest	1,061	(1,756)
Total shareholders' equity	207,116	240,740
Total liabilities and shareholders' equity	$656,930	$666,518

TerrAscend Corp.

Consolidated Statements of Operations and Comprehensive Loss

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenue, net	$74,168	$89,240	$232,324	$230,762

Cost of sales	37,952	41,435	119,694	112,831

Gross profit	36,216	47,805	112,630	117,931

Operating expenses:
General and administrative	31,552	29,299	83,620	87,505
Amortization and depreciation	2,202	2,664	6,607	6,935
Impairment of property and equipment and right of use assets	—	—	2,438	28
Other operating expense (income)	8	(1,879)	(1,178)	(1,562)
Total operating expenses	33,762	30,084	91,487	92,906

Income from operations	2,454	17,721	21,143	25,025

Other expense (income)
Loss (gain) from revaluation of contingent consideration	327	(645)	3,547	(645)
Loss on extinguishment of debt	1,662	—	1,662	—
(Gain) loss on fair value of derivative liabilities and purchase option derivative assets	(669)	3,217	(2,608)	2,564
Finance and other expenses	8,408	10,083	25,888	28,341
Transaction and restructuring costs	—	—	—	392
Unrealized and realized foreign exchange (gain) loss	(214)	(43)	175	(175)
Unrealized and realized loss (gain) on investments	(14)	5	213	2,365
(Loss) income from continuing operations before provision for income taxes	(7,046)	5,104	(7,734)	(7,817)
Provision for income taxes	14,373	13,543	34,773	32,655
Net loss from continuing operations	$(21,419)	$(8,439)	$(42,507)	$(40,472)

Discontinued operations:
Loss from discontinued operations, net of tax	$—	$(232)	$—	$(4,444)
Net loss	$(21,419)	$(8,671)	$(42,507)	$(44,916)

Foreign currency translation adjustment	291	(280)	(367)	475
Comprehensive loss	$(21,710)	$(8,391)	$(42,140)	$(45,391)

Net loss from continuing operations attributable to:
Common and proportionate Shareholders of the Company	$(23,148)	$(10,601)	$(48,383)	$(46,963)
Non-controlling interests	$1,729	$2,162	$5,876	$6,491

Comprehensive loss attributable to:
Common and proportionate Shareholders of the Company	$(23,439)	$(10,553)	$(48,016)	$(51,882)
Non-controlling interests	$1,729	$2,162	$5,876	$6,491

Net loss per share - basic:
Continuing operations	$(0.08)	$(0.04)	$(0.17)	$(0.17)
Discontinued operations	—	—	—	(0.02)
Net loss per share - basic	$(0.08)	$(0.04)	$(0.17)	$(0.19)

Weighted average number of outstanding common shares	291,647,146	287,072,972	291,252,902	276,562,869

Net loss per share - diluted:
Continuing operations	$(0.08)	$(0.04)	$(0.17)	$(0.17)
Discontinued operations	—	—	—	$(0.02)
Net loss per share - diluted	$(0.08)	$(0.04)	$(0.17)	$(0.19)

Weighted average number of outstanding common shares, assuming dilution	291,647,146	287,072,972	291,252,902	276,562,869

TerrAscend Corp.

Consolidated Statements of Cash Flows

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	For the Nine Months Ended
	September 30, 2024	September 30, 2023
Operating activities
Net loss from continuing operations	$(42,507)	$(40,472)
Adjustments to reconcile net loss to net cash provided by operating activities
Non-cash adjustments of inventory	—	728
Accretion expense	9,162	7,497
Depreciation of property and equipment and amortization of intangible assets	15,029	15,179
Amortization of operating right-of-use assets	2,185	1,630
Share-based compensation	7,720	5,469
Deferred income tax (recovery) expense	(986)	1,099
(Gain) loss on fair value of derivative liabilities and purchase option derivative assets	(2,608)	2,564
Gain on disposal of fixed assets	(9)	(1,534)
Unrealized and realized loss on investments	213	2,365
Loss (gain) from revaluation of contingent consideration	3,547	(645)
Impairment of property and equipment and right of use assets	2,438	—
Gain on lease termination and derecognition of finance lease	(1,220)	—
Bad debt recovery	(1,136)	—
Loss on extinguishment of debt	1,662	—
Unrealized and realized foreign exchange loss (gain)	175	(175)
Changes in operating assets and liabilities
Receivables	428	(5,224)
Inventory	1,559	(10,750)
Prepaid expense and other current assets	(1,303)	(808)
Deposits	53	411
Other assets	77	718
Accounts payable and accrued liabilities and other payables	(7,812)	7,395
Operating lease liability	(1,804)	(1,566)
Other liability	(473)	1,542
Uncertain tax position liabilities	36,698	—
Corporate income tax payable	6,300	35,140
Deferred revenue	815	1,149
Net cash provided by operating activities- continuing operations	28,203	21,712
Net cash used in operating activities - discontinued operations	—	(3,660)
Net cash provided by operating activities	28,203	18,052

Investing activities
Investment in property and equipment	(4,623)	(6,224)
Investment in note receivable, net of interest received	(1,523)	—
Investment in intangible assets	(115)	(262)
Insurance recovery for property and equipment	871	—
Success fees related to Alternative Treatment Center license	—	(3,750)
Receipt of convertible debenture payment	—	738
Payment for land contracts	(630)	(1,047)
Cash portion of consideration paid in acquisitions, net of cash of acquired	(250)	(17,032)
Net cash used in investing activities - continuing operations	(6,270)	(27,577)
Net cash provided investing activities - discontinued operations	—	14,285
Net cash used in investing activities	(6,270)	(13,292)

Financing activities
Transfer of Employee Retention Credit	—	12,677
Proceeds from loan payable, net of transaction costs	129,382	23,869
Proceeds from options and warrants exercised	—	81
Loan principal paid	(144,771)	(46,029)
Loan amendment fee paid and prepayment premium paid	—	(1,178)
Capital distributions paid to non-controlling interests	(4,433)	(6,966)
Proceeds from private placement, net of share issuance costs	—	21,260
Payments made for financing obligations and finance lease	(356)	(1,158)
Repurchases of common shares	(138)	—
Net cash (used in) provided by financing activities- continuing operations	(20,316)	2,556
Net cash used in financing activities- discontinued operations	—	(5,539)
Net cash used in financing activities	(20,316)	(2,983)

Net increase in cash and cash equivalents and restricted cash during the period	1,617	1,777
Net effects of foreign exchange	278	(24)
Cash and cash equivalents and restricted cash, beginning of the period	25,347	26,763
Cash and cash equivalents and restricted cash, end of the period	$27,242	$28,516

TerrAscend Corp.

Consolidated Statements of Cash Flows (Continued)

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	For the Nine Months Ended
	September 30, 2024	September 30, 2023
Supplemental disclosure with respect to cash flows
Cash paid (received) for income tax, net	$(8,449)	$(4,582)
Interest paid	17,931	16,683
Lease termination fee paid	271	217
Non-cash transactions
Equity and warrant liability issued for acquisitions and non-controlling interest	$4,674	$8,600
Equity issued for price protection on contingent consideration	693	—
Accrued capital purchases	526	936
Warrant issued as consideration for services	—	1,000
Promissory note issued as consideration for acquisitions	—	11,689
Shares issued for legal and liability settlement	—	794

TerrAscend Corp.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts expressed in thousands of United States dollars, except for percentages)(unaudited)

The table below reconciles net loss from continuing operations to EBITDA from continuing operations and Adjusted EBITDA from continuing operations:

	For the Three Months Ended
	September 30, 2024	June 30, 2024
Revenue, net	$74,168	$77,523

Net loss	(21,419)	(6,237)
Net loss margin %	-28.9%	-8.0%

Loss from discontinued operations	—	—
Loss from continuing operations	(21,419)	(6,237)

Add (deduct) the impact of:
Provision for income taxes	14,373	10,729
Finance expenses	8,610	9,132
Amortization and depreciation	5,036	4,993
EBITDA from continuing operations	6,600	18,617
Add (deduct) the impact of:
Share-based compensation	4,275	1,960
Loss on extinguishment of debt	1,662	—
Loss (gain) from revaluation of contingent consideration	327	1,827
Loss (gain) on disposal of fixed assets	8	(17)
Bad debt recovery	—	(4,169)
Unrealized and realized loss on investments	(14)	227
(Gain) loss on lease termination and derecognition o finance lease	(51)	(1,169)
Unrealized and realized foreign exchange (gain) loss	(214)	104
(Gain) loss on fair value of derivative liabilities and purchase option derivative assets	(669)	(2,922)
Other one-time items	1,793	1,176
Adjusted EBITDA from continuing operations	$13,717	$15,634
Adjusted EBITDA Margin from continuing operations	18.5%	20.2%

The table below reconciles Net cash provided by (used in) operating activities – continuing operations to Free Cash Flow:

	For the Three Months Ended
	September 30, 2024	June 30, 2024
Net cash provided by operating activities- continuing operations	$1,823	$13,129
Capital expenditures for property and equipment	(351)	(1,476)
Free Cash Flow	$1,472	$11,653

The table below reconciles General & Administrative expenses to General & Administrative expenses excluding stock-based compensation, bad debt and insurance recovery:

	For the Three Months Ended
	September 30, 2024	June 30, 2024
General & Administrative expenses	31,552	24,060
Less: stock-based compensation	4,275	1,960
Less: bad debt and insurance recovery	—	(5,040)
General & Administrative expenses excluding stock-based compensation, bad debt and insurance recovery	$27,277	$27,140